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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 14, 2025

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2300 N. Field Street, Suite 1900, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PRIM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2025, Primoris Services Corporation (“Primoris” or the “Company”) announced that David King, the Company’s Chairman and prior Chief Executive Officer (“CEO”), has been named Interim President and CEO. Mr. King succeeds Tom McCormick, who separated from the Company effective March 20, 2025, and resigned from the Board of Directors (the “Board”) effective as of the same date. The Company also announced that Jeremy Kinch, the Company’s Chief Operations Support Officer, has been promoted to Chief Operating Officer.

Appointment of Certain Officers

Mr. King, age 72, has served as our Chairman since May 2019 and as one of our Directors since May 2015. He served as our CEO from August 2015 until November 2019 and also served as our President from August 2015 until April 2019. Prior to that, Mr. King was our Executive Vice President, Chief Operating Officer beginning March 2014. Prior to joining Primoris, Mr. King spent several years at Chicago Bridge & Iron (“CB&I”), a large NYSE listed construction company that was acquired by McDermott International, most recently as President of Lummus Engineered Products from 2013 to March 2014. From 2010 to 2013, Mr. King was President of CB&I Project Engineering & Construction based in The Hague, Netherlands, responsible for worldwide operations. From 2009 to 2010, he was Group Vice President for Downstream Operations for CB&I Lummus located in The Woodlands, Texas. Mr. King also managed and helped establish the Global Services Group for CB&I in 2008. He has extensive Engineering, Procurement, Fabrication and Construction industry experience in energy-related projects, liquefied natural gas, offshore, pipelines, refining, petrochemicals, gas processing, oil sands, synthesis gas and gas-to-liquids. Recognized as NACD Directorship Certified by the National Association of Corporate Directors, Mr. King received his Bachelor of Science degree in Mechanical Engineering from Texas Tech University, a Master of Business Administration from the University of Texas, Tyler, and an Advanced Executive Management Degree from INSEAD in Fontainebleau, France.

Mr. Kinch, age 51, has served as our Chief Operations Support Officer since January 2025 and as our President of Energy from January 2021 to January 2025. Prior to that, he served as our President of Industrial, Fabrication and Maintenance from June 2020 to December 2020 and President of Primoris Canada from June 2018 to May 2020. Mr. Kinch has over 25 years’ experience in the infrastructure construction services industry in the United States and Canada. Prior to joining the Company, Mr. Kinch served in diverse roles of increasing responsibility, culminating in serving as president and chief operating officer of Willbros Canada, a subsidiary of Willbros Group, Inc., until the Company’s acquisition of Willbros in 2018. Leading up to his tenure with Willbros Group, Inc., Mr. Kinch served in a variety of technical and leadership roles on mining, hydropower and municipal infrastructure construction projects. He holds a Bachelor of Science degree in Geological Engineering from Queen’s University in Kingston, Ontario, Canada.

No arrangement or understanding exists between Mr. King or Mr. Kinch and any other person pursuant to which Mr. King or Mr. Kinch was selected as an executive of the Company, respectively. There are no family relationships between Mr. King or Mr. Kinch and the executive officers or directors of the Company, respectively, and since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. King or Mr. Kinch had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K, respectively.

Departure of Certain Officers and Directors

On March 19, 2025, in connection with Mr. McCormick’s separation from the Company, Mr. McCormick entered into a Separation and Release of Claims Agreement with the Company (the “Separation Agreement”). Mr. McCormick is entitled to receive the severance benefits for a termination without cause, as set forth in Section 6(c) of his Amended and Restated Employment Agreement with the Company, dated April 1, 2022. These severance benefits include severance pay of $1,946,880 (200% of Mr. McCormick's then-prevailing annualized base salary); a pro-rated bonus for calendar year 2025 performance; and the Company’s payment of premiums for continuation of coverage under the Company’s group health plans pursuant to COBRA. In addition, consistent with the terms of his outstanding equity award agreements that apply in connection with a termination without cause, the Separation Agreement provides that Mr. McCormick is entitled to receive accelerated vesting of (i) all outstanding restricted stock units (“RSUs”) granted to him on each of March 1, 2023 and March 1, 2024, (ii) a pro-rata portion of RSUs granted to him on March 1, 2025, and (iii) a pro-rata portion of performance stock units granted to him on each of March 1, 2023, March 1, 2024 and March 1, 2025, assuming achievement of target performance thereunder. Under the Separation Agreement, Mr. McCormick is also entitled to up to $10,000 in attorneys’ fees for negotiating the Separation Agreement and retention of certain Company-provided computer equipment. The Separation Agreement includes customary provisions regarding confidentiality and a release of claims against the Company. The severance benefits under the Separation Agreement are subject to Mr. McCormick’s satisfaction of the “Severance Conditions” set forth in the Separation Agreement, including providing and not revoking certain releases thereunder.

Also, in connection with and pursuant to the Separation Agreement, Mr. McCormick resigned from the Board effective March 20, 2025. Concurrent with Mr. McCormick’s resignation from the Board, the Board authorized a reduction in the size of the Board to eight members.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

On March 14, 2025, the Company issued a press release relating to the above matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Tom McCormick Separation and Release of Claims Agreement dated March 19, 2025

99.1	Press Release dated March 14, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL and included in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: March 20, 2025	By:	/s/ Kenneth M. Dodgen
Kenneth M. Dodgen
Executive Vice President, Chief Financial Officer

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